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                                   EXHIBIT 21

                     SUBSIDIARIES OF MARTIN INDUSTRIES, INC.
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                                                                                                Jurisdiction of
     Name of Corporation                              Ownership                                  Incorporation
----------------------------------        ---------------------------------------------         ----------------

1166081 Ontario Inc. ("1166081")          100% by Martin Industries, Inc. ("Registrant")         Ontario, Canada

Hunter Technology Inc. ("HEAT")           100% by 1166081                                        Ontario, Canada
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